SPECIMEN UNIT CERTIFICATE

Exhibit 4.1

NUMBER OLITU-	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 68218C 207

OMNILIT ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK
AND ONE-HALF OF A WARRANT

EACH WHOLE WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________is the owner of _________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of OmniLit Acquisition Corp., a Delaware corporation (the “Company”), and one half of a warrant. Each whole warrant (“Warrant”) entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses (a “Business Combination”) and (ii) twelve (12) months from the closing of the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the Company’s completion of an initial Business Combination, or earlier upon redemption or liquidation. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2021, unless Imperial Capital, LLC informs the Company of its decision to allow earlier separate trading, except that in no event will the Common Stock and Warrants be separately tradeable until the Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its IPO and issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of _________, 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:

OmniLit Acquisition Corp.
CORPORATE SEAL

2021
Authorized Signatory	DELAWARE	Transfer Agent

OmniLit Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIT GIFT MIN ACT-	_________	Custodian	_______
			(Cust)		(Minor)
TEN ENT –	as tenants by the entireties

JT TEN –	as joint tenants with right to survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 , OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated __________, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its IPO with respect to the Class A common stock included in the Units represented by this certificate only in the event that (i) the Company is forced to redeem the shares of Class A common stock sold in the IPO and liquidates because it does not consummate an initial Business Combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares of Class A common stock included in the Units upon consummation of, or sell such shares in a tender offer in connection with, an initial Business Combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.